EXHIBIT 3.264
LIMITED LIABILITY COMPANY AGREEMENT
OF
HOBBS MEDCO, LLC
This Limited Liability Company Agreement of Hobbs Medco, LLC, effective as of February 3, 1999 (this “Agreement”), is entered into by Hobbs Community Hospital, Inc., as the sole member (the “Member”).
WHEREAS, the Member desires to form a limited liability company under and subject to the laws of the State of Delaware for the purpose described below; and
WHEREAS, the Member desires to enter into this Agreement to define formally and express the terms of such limited liability company and its rights and obligations with respect thereto.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:
1. Name. The name of the limited liability company formed hereby is Hobbs Medco, LLC (the “Company”).
2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, carrying on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.
3. Registered Office. The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
5. Member and Capital Contribution. The name and the business address of the Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The managers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional capital contributions to the Company.
6. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. John M. Franck II is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The Member hereby designates the following persons to serve as managers in the capacity set forth after their names, each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James D. Shelton	President
Michael J. Parsons	Senior Vice President and Treasurer
Michael L. Silhol	Vice President and Secretary
John M. Franck II	Vice President
Ronald Lee Grubbs, Jr.	Vice President
R. Milton Johnson	Vice President
The managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act to one or more managers.
7. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
8. Allocation of Profits and Loses. The Company’s profits and losses shall be allocated to the Member.
9. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
10. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.
11. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquiror.
12. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Agreement or a counterpart of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.

13. Liability of Member and Managers. Neither the Member nor any manager shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
14. Indemnification. The Company shall indemnify and hold harmless each manager and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.
15. Certificate(s) of Interest. Interest in the Company shall be represented by certificate(s) issued by the Company, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.
16. Amendment. This Agreement may be amended from time to time with the consent of the Member.
17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement on the 15th day of April 1999.
HOBBS COMMUNITY HOSPITAL, INC.
By: /s/R. Milton Johnson
R. Milton Johnson
Vice President

SCHEDULE A

Member and	Capital	Limited Liability
Business Address	Contribution	Company Interest
Hobbs Community Hospital, Inc.	$1.00	100%
One Park Plaza
Nashville, Tennessee 37203
Attn: John M. Franck II

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ADDENDUM
Effective as of April 16, 1999 (the “Merger Date”), Hobbs Community Hospital, Inc. (“Hobbs Community”) merged with and into Hobbs Medco, LLC, a limited liability company of which Hobbs Community was the sole member (“Hobbs Medco”), whereupon HCA, Inc., the sole shareholder of Hobbs Community (“HCA”), became the sole member of Hobbs Medco. Attached hereto is a copy of the Limited Liability Company Agreement of Hobbs Medco (the “Agreement”).
The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Merger Date, all references in the Agreement to Hobbs Community as the sole member (the “Member”) shall be deemed to be references to HCA as the Member.
IN WITNESS WHEREOF, HCA has executed this Addendum on the 16th day of April, 1999.
HCA, INC.
By /s/R. Milton Johnson
R. Milton Johnson
Vice President

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ADDENDUM
Effective as of April 21, 1999 (the “Merger Date”), HCA, Inc. (“HCA”) merged with and into Hospital Corp., LLC (“Hospital Corp.”), whereupon Hospital Corp. became the sole member of Hobbs Medco, LLC, a Delaware limited liability company (“LLC”). Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Merger Date, all references in the Agreement to HCA as the sole member (the “Member”) shall be deemed to be references to Hospital Corp. as the Member.
IN WITNESS WHEREOF, Hospital Corp. has executed this Addendum on the 21st day of April, 1999.
HOSPITAL CORP., LLC
By /s/John M. Franck II
John M. Franck II
Vice President

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ADDENDUM
Effective as of May 4, 1999 (the “Effective Date”), Hospital Corp., LLC (“Hospital Corp.”) assigned, transferred and conveyed its 100% limited liability company interest in Hobbs Medco, LLC, a Delaware limited liability company (“LLC”), to Healthtrust, Inc. — The Hospital Company (“Healthtrust”), whereupon Healthtrust became the sole member of LLC. Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Effective Date, all references in the Agreement to Hospital Corp. as the sole member (the “Member”) shall be deemed to be references to Healthtrust as the Member.
IN WITNESS WHEREOF, Healthtrust has executed this Addendum on the 4th day of May, 1999.
HEALTHTRUST, INC. — THE HOSPITAL COMPANY
By /s/R. Milton Johnson
R. Milton Johnson
Manager

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ADDENDUM
Effective as of May 11 , 1999 (the “Effective Date”), Healthtrust, Inc. — The Hospital Company (“Healthtrust”) assigned, transferred and conveyed its 100% limited liability company interest in Hobbs Medco, LLC, a Delaware limited liability company (“LLC”), to Triad Hospitals, Inc. (“Triad Inc.”), whereupon Triad Inc. became the sole member of LLC. Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Effective Date, all references in the Agreement to Healthtrust as the sole member (the “Member”) shall be deemed to be references to Triad Inc. as the Member.
IN WITNESS WHEREOF, Triad Inc. has executed this Addendum on the 11th day of May, 1999.
TRIAD HOSPITALS, INC.
By: /s/R. Milton Johnson
R. Milton Johnson
Vice President

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ADDENDUM
Effective as of May 11, 1999 (the “Effective Date”), Triad Hospitals, Inc. (“Triad Inc.”) assigned, transferred and conveyed its 100% limited liability company interest in Hobbs Medco, LLC, a Delaware limited liability company (“LLC”), to Triad Hospitals Holdings, Inc. (“Holdings Inc.”), whereupon Holdings Inc. became the sole member of LLC. Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Effective Date, all references in the Agreement to Triad Inc. as the sole member (the “Member”) shall be deemed to be references to Holdings Inc. as the Member.
IN WITNESS WHEREOF, Holdings Inc. has executed this Addendum on the 11th day of May, 1999.
TRIAD HOSPITALS HOLDINGS, INC.
By: /s/R. Milton Johnson
R. Milton Johnson
Vice President

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ADDENDUM
Effective as of 12:01 a.m. (Eastern Standard Time) on January 1, 2006 (the “Effective Date”), Triad Hospitals, Inc. (“Triad”) assigned, transferred and conveyed its 100% limited liability company interest in Hobbs Medco, LLC, a Delaware limited liability company (“LLC”), to Tennyson Holdings, Inc. (“Holdings”), whereupon Holdings became the sole member of LLC. Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Effective Date, all references in the Agreement to Triad as the sole member (the “Member”) shall be deemed to be references to Holdings as the Member.
IN WITNESS WHEREOF, Holdings has executed this Addendum on the 1st day of January, 2006.
TENNYSON HOLDINGS, INC.
By: /s/Rebecca Hurley
Name: Rebecca Hurley
Title: Senior Vice President, General Counsel and Secretary

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